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                                  EXHIBIT 12.1

    STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES(1)

                                           Year        Year       Year        Year     Mar. 18,    Jan. 1,      Year
                                           Ended      Ended       Ended      Ended      1994 -      1994 -      Ended
                                         Dec. 31,    Dec. 31,   Dec. 31,    Dec. 31,   Dec. 31,    Mar. 17,   Dec. 31,
                                           1998        1997       1996        1995       1994        1994       1993
                                        ---------------------------------------------------------------------------------

 Income (loss) before income taxes       $ 5,279  $  (6,218)   $ 11,969    $ 6,923     $ 9,585    $ 2,857    $ 13,169


 Interest
                                           8,896      9,091       9,517      9,607       6,867        115         924


 Interest portion of rental expense
                                             673        646         714        645         237         24         398


 Amortization of debt expenses
                                             473        456         376        376         264          -           -
                                        ---------------------------------------------------------------------------------


 Earnings                               $ 15,321    $ 3,975    $ 22,576   $ 17,551    $ 16,953    $ 2,996    $ 14,491
                                        ---------------------------------------------------------------------------------


 Fixed charges                          $ 10,042   $ 10,193    $ 10,607   $ 10,628     $ 7,368     $  139     $ 1,322
                                        ---------------------------------------------------------------------------------


 Ratio
                                             1.5        0.4         2.1        1.7         2.3       21.6        11.0
                                        ---------------------------------------------------------------------------------



 (1)    All dollars in thousands.